Phunware Announces Strategic Cost Saving Measures to Accelerate Path to Profitability
AUSTIN, TX, July 20, 2023 (ORIGINAL: GLOBE NEWSWIRE) – Phunware, Inc. (NASDAQ: PHUN) (the “Company”), the pioneer of Location Based SaaS that offers the only fully integrated enterprise cloud platform for mobile that enables brands to engage, manage and monetize anyone anywhere, announced a series of strategic cost saving measures designed to improve its financial performance and to position it for sustainable, long-term success. The Company expects to realize annual run-rate cost savings upwards of $5.0 million.
As part of its strategic cost optimization efforts, the Company has made the difficult but necessary decision to implement a reduction in force, impacting approximately 33% of Phunware’s workforce across all departments. This decision is not a reflection on the dedication or performance of these team members, but rather a strategic action to refocus the Company’s efforts on its most promising revenue generating opportunities and ensure Phunware's continued success in the rapidly evolving mobile technology landscape.
"We deeply appreciate the contributions of all our employees to get Phunware to where it is today, and this decision was not taken lightly," said Russ Buyse, Chief Executive Officer of Phunware. "We are providing support to those affected during this transition period and we remain committed to treating everyone with respect and dignity. Our focus now is to maximize growth opportunities by concentrating our resources on speeding adoption of our location based-platform in healthcare, hospitality, and beyond."
In addition to the workforce reduction, Phunware is implementing several other cost-cutting measures to become a leaner and more efficient company. These include streamlining operations, reducing non-essential expenses, and optimizing use of existing resources to further enhance efficiencies.
"We believe these strategic actions will significantly lower our operating costs, improve our financial performance and ultimately enhance shareholder value," said Troy Reisner, Chief Financial Officer of Phunware. "While these decisions are challenging, they are critical steps on our path to profitability and long-term corporate success."
Phunware remains committed to its mission of helping enterprises create category-defining mobile experiences and will continue to serve its global customers with the same level of quality, innovation, and dedication.
The Company will provide more detailed information about these cost reduction measures on its upcoming Q2 2023 earnings call.

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About Phunware, Inc.
Everything You Need to Succeed on Mobile — Transforming Digital Human Experience
Phunware, Inc. (NASDAQ: PHUN), the pioneer of Location Based SaaS that offers the only fully integrated enterprise cloud platform for mobile that enables brands to engage, manage and monetize anyone anywhere. Phunware’s Software Development Kits (SDKs) include location-based services, mobile engagement, content management, messaging, advertising, loyalty (PhunCoin & PhunToken) and analytics, as well as a mobile application framework of pre-integrated iOS and Android software modules for building in-house or channel-based mobile application and vertical solutions. Phunware helps the world’s most respected brands create category-defining mobile experiences, with approximately one billion active devices touching its platform each month when operating at scale. For more information about how Phunware is transforming the way consumers and brands interact with mobile in the virtual and physical worlds, visit https://phunware.com and follow @phunware on all social media platforms.
Phunware PR & Media Inquiries:
Email: PRESS@phunware.com
Phone: (512) 693-4199

Phunware Investor Relations:
Matt Glover and John Yi
Gateway Investor Relations
Email: PHUN@gatewayir.com
Phone: (949) 574-3860